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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Viad Corp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Viad Tower
Phoenix, Arizona 85077-1012

Robert H. Bohannon
 Chairman, President and
Chief Executive Officer

March 31, 2003

Dear Stockholder:

        Our 2003 Annual Meeting of Stockholders will be held on Tuesday, May 13, at 9:00 a.m., in the Ballroom of The Ritz-Carlton Phoenix, 2401 East Camelback Road, Phoenix, Arizona. The meeting will begin promptly at 9:00 a.m., so please plan to arrive early.

        The formal notice of the meeting is on the next page. No admission tickets or other credentials will be required for attendance at the meeting. You may use the hotel's free valet parking.

        Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of the Corporation and for a discussion of the business to be considered at the meeting as explained in the notice and proxy statement.

        Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided, or you may access the automated telephone voting feature which is described on your proxy card. If you plan to attend the meeting, you may vote in person.

Sincerely,

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 31, 2003

To Viad Corp Common Stockholders:

        We will hold the Annual Meeting of Stockholders of Viad Corp, a Delaware corporation, in the Ballroom of The Ritz-Carlton Phoenix, 2401 East Camelback Road, Phoenix, Arizona, on Tuesday, May 13, 2003, at 9:00 a.m., Mountain Standard Time. The purpose of the meeting is to:

  1.
  Elect three directors;

  2.
  Ratify and approve the appointment of Deloitte & Touche LLP as our independent auditors for 2003; and

  3.
  Consider any other matters which may properly come before the meeting and any adjournments.

        Only stockholders of record of common stock at the close of business March 14, 2003, are entitled to receive this notice and to vote at the meeting. A list of stockholders entitled to vote will be available at the meeting for examination by any stockholder for any proper purpose. The list will also be available on the same basis for ten days prior to the meeting at our offices at 1850 North Central Avenue, Phoenix, Arizona.

        Our 2002 Annual Report, including financial statements, is included with your proxy materials.

        To assure your representation at the meeting, please access the automated telephone voting feature described on the proxy card, or vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States, if you choose to mail your proxy. Your proxy is being solicited by the Board of Directors.

By Order of the Board of Directors
SCOTT E. SAYRE Vice President-General Counsel and Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

VIAD CORP
1850 North Central Avenue
Phoenix, Arizona 85077-1012

ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

Annual Meeting	Tuesday, May 13, 2003 9:00 a.m., Mountain Standard Time	The Ritz-Carlton Phoenix Ballroom 2401 East Camelback Road Phoenix, Arizona
Agenda	1.	Elect three directors.
	2.	Ratify and approve the appointment of Deloitte & Touche LLP as our independent auditors for 2003.
	3.	Any other proper business.
Proxies Solicited By	The Board of Directors of Viad Corp.
First Mailing Date	We anticipate mailing the proxy statement on March 31, 2003.
Record Date	March 14, 2003. On the record date, we had 88,421,894 shares of our common stock outstanding.
Voting
If you were a holder of common stock on the record date, you may vote at the meeting. Each share held by you is entitled to one vote. You can vote in person at the meeting, or by automated telephone voting or by proxy.
Proxies
We will vote signed returned proxies "FOR" the Board's director nominees and "FOR" the appointment of Deloitte & Touche LLP as our independent auditors for 2003, unless you vote differently on the proxy card. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, proxy holders will vote for a person whom they believe will carry on our present policies.
Revoking Your Proxy	You may revoke your proxy before it is voted at the meeting. To revoke your proxy, follow the procedures listed on page 22 under "Voting Procedures/Revoking Your Proxy."
Your Comments	Your comments about any aspects of our business are welcome. Although we may not respond on an individual basis, your comments receive consideration and help us measure your satisfaction.

Prompt return of your proxy will help reduce the costs of resolicitation.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

ELECTION OF DIRECTORS

Board Structure	The Board of Directors of the Corporation consists of ten persons divided into three classes or groups. The term of one class of directors expires at each annual meeting, and persons are elected to that class for terms of three years. Three directors will be elected at this year's annual meeting.

DIRECTOR NOMINEES

The Board of Directors has nominated Messrs. Robert H. Bohannon, Donald E. Kiernan and Douglas L. Rock for election at the annual meeting. Each nominee is currently a member of the Board of Directors and has agreed to serve another term if elected. Information about the director nominees is presented below:
For Terms Expiring at the 2006 Annual Meeting	Robert H. Bohannon	Chairman, President and Chief Executive Officer of the Corporation. Also a director of Certegy Inc. Age 58. Director since 1996.
Donald E. Kiernan
Former Senior Executive Vice President and Chief Financial Officer of SBC Communications Inc., a leader in telephone, wireless and data communications services. Also a director of Health Management Associates, Inc., Horace Mann Educators Corporation and LaBranche & Co Inc. Age 62. Director since November 2001.
Douglas L. Rock
Chairman of the Board and Chief Executive Officer and a director of Smith International, Inc., a worldwide supplier of products and services to the oil and gas exploration and production industry. Age 56. Director since 1996.
The Board of Directors recommends that you vote "FOR" these nominees.

DIRECTORS CONTINUING IN OFFICE
Seven directors will continue in office until expiration of their designated terms. Information about the directors continuing in office is presented below:
Terms Expiring at the 2004 Annual Meeting	Jess Hay
Chairman, Texas Foundation for Higher Education and Chairman of HCB Enterprises Inc, a private investment firm. Retired Chairman and Chief Executive Officer of Lomas Financial Group. Also a director of SBC Communications Inc. and Trinity Industries, Inc. Age 72. Director since 1981.
Linda Johnson Rice
President and Chief Executive Officer and a director of Johnson Publishing Company, Inc., publisher of Ebony and Jet magazines. Also a director of Bausch & Lomb Inc., Kimberly-Clark Corporation, and Omnicom Group Inc. Age 45. Director since 1992.

Albert M. Teplin
Economist, consulting for businesses and government; prior thereto, Senior Economist, Board of Governors of the Federal Reserve System (January 2001 until October 2002); prior thereto, Chief, Flow of Funds Section, Board of Governors of the Federal Reserve System (October 1989 until January 2001). Age 57. Director since February 2003.
Timothy R. Wallace
Chairman, President and Chief Executive Officer and a director of Trinity Industries, Inc., a diversified manufacturer of railcars, barges, highway safety products and various other industrial equipment. Age 49. Director since 1996.
Terms Expiring at the 2005 Annual Meeting	Judith K. Hofer
Consultant to May Department Stores Company; prior thereto, President and Chief Executive Officer of May Merchandising/MDSI, a May Department Stores Company (retired July 2002). Age 63. Director since 1984.
Robert C. Krueger
Public Speaker as a former U.S. Congressman, U.S. Ambassador, U.S. Senator, and university professor; Consultant for businesses interested in international trade and U.S. government policy; prior thereto, Visiting Research Fellow at Merton College, Oxford University (2000); prior thereto, U.S. Ambassador to Botswana and Special Representative of Secretary of State to Southern African Development Community (1996 to December 1999). Age 67. Director since August 2002.
Jack F. Reichert
Chairman of the Board, Retired, of Brunswick Corporation, a leader in marine power, pleasure boating and recreation products and services. Also Chairman, Bowling Museum & Hall of Fame, and Trustee, Carroll College. Age 72. Director since 1984.

GOVERNANCE OF THE CORPORATION

In accordance with applicable law and the Bylaws of the Corporation, the business and affairs of the Corporation are managed under the direction of its Board of Directors. The Board has established certain standing committees and adopted certain guidelines and policies to assist in fulfilling its responsibilities as described below.
Board Meetings	The Board of Directors held four regular and two special meetings during 2002. Each director attended at least 90% of his or her Board and committee meetings.
Board Committees
Committees of the Board met periodically during the year, usually in conjunction with regular meetings of the Board. The Board has established the following standing committees to deal with particular areas of responsibility:

The Executive Committee exercises all the powers of the Board when the Board is not in session, except as limited by law and by resolutions of the Board. The committee held nine meetings during 2002. Current members: Mr. Reichert, Chairman; Ms. Hofer; and Messrs. Bohannon, Hay and Rock.

The Corporate Governance and Nominating Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies on the Board. The committee also is responsible for an assessment of the Board's performance to be discussed with the full Board annually and reviews, and from time to time proposes changes to, the corporate governance guidelines of the Corporation, the Corporation's system of corporate governance and the compensation and benefits of nonemployee directors. In connection with these responsibilities, the committee has sole authority to retain and terminate any search firm or compensation consultant to identify director candidates or to assist in the evaluation of director compensation. The committee met five times in 2002. All members of this committee are independent nonemployee directors. Current members: Ms. Rice, Chairman; and Messrs. Hay, Krueger and Wallace.

The Audit Committee recommends to the Board appointment of our independent auditors and assists the Board in monitoring the quality and integrity of the financial statements of the Corporation, the compliance by the Corporation with legal and regulatory requirements, and the independence and performance of the Corporation's internal and external independent auditors. The committee has sole authority to approve or preapprove all audit and permitted non-audit services to be performed for the Corporation by the independent auditors. The committee has adopted policies for the hiring of employees and former employees of the independent auditor. The committee met six times in 2002 and has had regularly scheduled executive sessions with accounting and internal audit management, and with the independent auditors, for many years. All members of this committee are independent nonemployee directors. Current members: Mr. Kiernan, Chairman; Ms. Hofer; and Messrs. Reichert and Rock.

The Human Resources Committee oversees development and implementation of a compensation strategy designed to enhance profitability and shareholder value. The committee also reviews and approves, subject to ratification by independent members of the Board, the salary of the Chief Executive Officer, approves salaries and compensation of executive officers, and approves incentive compensation targets and awards under various compensation plans and grants under our stock incentive plans. The committee has sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or senior executive compensation. The committee met five times in 2002. All members of this committee are independent nonemployee directors. Current members: Mr. Hay, Chairman; Mmes. Hofer and Rice; and Messrs. Kiernan and Wallace.

Meetings of Non-Management Directors
The proposed listing standards of the New York Stock Exchange will require the Board to hold meetings of non-management directors. The Board had one executive session of non-management directors in 2002 and intends to hold executive sessions of the non-management directors at each of the Board's regularly scheduled meetings during the year. The Chairman of one of the Board's committees will preside at each executive session for a one-year term, rotating year to year based on director seniority.

Interested parties may communicate directly with non-management directors by writing to the following address: Non-Management Directors, Viad Corp, 1850 North Central Avenue, Phoenix, Arizona 85077-1012, Attention: Corporate Secretary.
Statement on Corporate Governance
The Corporation has reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002, the proposed rules and recently adopted rules of the Securities and Exchange Commission ("SEC") and the proposed listing standards of the New York Stock Exchange regarding corporate governance policies and procedures. In connection with this initiative, the Board has adopted corporate governance guidelines and amended the charters of the Audit Committee, Human Resources Committee and Corporate Governance and Nominating Committee to comply with adopted rules and to voluntarily implement certain of the proposed rules and standards, which are not yet effective, and has taken various other actions to achieve compliance with the recently enacted laws, rules and regulations.

The corporate governance guidelines pertain to, among others, director qualification standards, director responsibilities, board committees, director access to officers and employees, director compensation, director orientation and continuing education, CEO evaluation and management succession, and annual performance evaluation of the Board. The Board's corporate governance guidelines and committee charters are set forth in the Corporation's website at www.viad.com.

The Board will continue to assess its standards and charters as necessary or desirable to ensure the effective and efficient governance of the Corporation and to timely comply with all laws, regulations, and rules applicable to the corporate governance area.

COMPENSATION OF DIRECTORS

Retainers and Fees	Nonemployee directors receive an annual retainer of $30,000 and committee chairmen receive an additional annual retainer of $5,000. Nonemployee directors also receive a fee of $1,600 for each Board meeting attended and a fee of $1,500 for each committee meeting attended. Directors are reimbursed for all expenses related to their service as directors.
Deferred Compensation Plan
Nonemployee directors may defer all or part of their retainers and fees pursuant to the Directors' Deferred Compensation Plan. These amounts can be deferred in the form of stock units having a value equal to the price of the Corporation's common stock or in the form of cash. Deferred accounts are credited quarterly with dividend equivalents in the case of stock unit accounts and interest at a long-term medium-quality bond rate in the case of cash accounts. Deferred amounts are payable after a director ceases to be a Board member.
Option Grants
Nonemployee directors receive an initial grant of non-qualified options when they become directors and an additional grant each year of their term. Options to purchase 5,000 shares were granted to each nonemployee director holding office in February 2002, at an exercise price of $24.96, the average of the high and low selling prices of our common stock on the day of grant.
Charitable Award Programs
All directors who held office prior to July 1, 2001, participate in the Directors' Charitable Award Program. The program, a part of our overall support for charities, provides for contributions by the Corporation on behalf of each participating director of $100,000 per year to one or more charitable organizations designated by the director. The contributions will be made over a period of ten years following the director's death. The program is being funded through the purchase of insurance on the life of each director, with the Corporation as beneficiary.

Nonemployee directors also may participate in the Directors' Matching Gift Program. The program provides for corporate matching of charitable contributions made by nonemployee directors, on a dollar-for-dollar basis, up to an aggregate maximum of $5,000 per year.
Other Benefits
We provide nonemployee directors with accidental death and dismemberment insurance benefits of $300,000 and travel accident insurance benefits of $250,000 when they are traveling on corporate business.

MANAGEMENT STOCK OWNERSHIP

Ownership Guidelines	We believe it is important to align the financial interests of our directors and officers with those of our stockholders. Guidelines have been adopted which specify the minimum amount of stock that directors and officers are expected to own on a direct basis, meaning stock or stock units which are subject to market risk, not simply held under option. Stock units are subject to market risk in the same manner as common stock because they have a value equal to the market price of our common stock.

The guidelines call for each officer to own stock or stock units which have a value within a range of one and one-half to five times that individual's annual salary, depending on salary level. The guidelines also call for each nonemployee director to own stock or stock units which have a value equal to five times the annual retainer payable to a director. All of our nonemployee directors other than Messrs. Kiernan, Krueger and Teplin, who were elected in November 2001, August 2002, and February 2003, respectively, have reached and in many cases have substantially exceeded their goals. Officers who have not met their goals are continuing to invest toward achieving their goals.

The first table below provides information concerning the beneficial ownership of our common stock by directors and executive officers of Viad, individually and as a group. The second table provides more detailed information concerning director ownership of Viad common stock, options to purchase common stock and stock units. Information in the ownership tables is as of March 14, 2003.
Director and Executive Officer Ownership	Name	Amount and Nature of Beneficial Ownership[1]	Percent of Class
	Robert H. Bohannon	1,331,204	1.5%
	Paul B. Dykstra	176,478	*
	Kimbra A. Fracalossi	189,555	*
	Jess Hay	56,716	*
	Judith K. Hofer	93,143	*
	Ellen M. Ingersoll	42,664	*
	Donald E. Kiernan	7,855	*
	Robert C. Krueger	0	*
	G. Michael Latta	3,500	*
	Philip W. Milne	315,542	*
	David G. Morrison	66,939	*
	Suzanne Pearl	90,908	*
	Jack F. Reichert	67,666	*
	Linda Johnson Rice	69,666	*
	Douglas L. Rock	35,800	*
	Scott E. Sayre	139,800	*
	Albert M. Teplin	0	*
	Timothy R. Wallace	35,800	*
	All Directors and Executive Officers as a Group (18 persons)	2,723,236	3.1%

*	Less than one percent.
[1]	Includes: 258,384 shares of performance-driven restricted stock which will vest five years from the date of grant (subject to accelerated vesting if specified performance goals are met or exceeded); 177,300 shares of performance-based restricted stock which will vest in one-third increments each year over a three-year period if specified performance goals are met or exceeded; 376,100 shares of restricted stock which will vest three years from date of grant; and 1,677,630 shares of common stock subject to stock options which were exercisable as of March 14, 2003, or within 60 days thereafter, by the listed directors and executive officers.

Director Ownership	Name	Year First Elected	Beneficial Ownership[1]	Unexercisable Options	Stock Units[2]	Total
	Robert H. Bohannon	1996	1,331,204	194,600	54,639	1,580,443
	Jess Hay	1981	56,716	7,500	58,029	122,245
	Judith K. Hofer	1984	93,143	7,500	56,433	157,076
	Donald E. Kiernan	2001	7,855	10,833	2,623	21,311
	Robert C. Krueger	2002	0	12,917	0	12,917
	Jack F. Reichert	1984	67,666	7,500	67,930	143,096
	Linda Johnson Rice	1992	69,666	7,500	9,574	86,740
	Douglas L. Rock	1996	35,800	7,500	14,410	57,710
	Albert M. Teplin	2003	0	10,000	0	10,000
	Timothy R. Wallace	1996	35,800	7,500	8,276	51,576
	Totals		1,697,850	273,350	271,914	2,243,114

[1]	Beneficial ownership includes common stock owned plus common stock that a director can acquire at March 14, 2003, or within 60 calendar days thereafter, through the exercise of stock options. Ownership of common stock, excluding exercisable options, is as follows: Mr. Bohannon, 555,866 (including 100,000 shares of performance-based restricted stock, which will not be earned unless specific performance targets are met or exceeded; 140,000 shares of performance-driven restricted stock, which will vest five years from the date of grant, subject to accelerated vesting if specified performance goals are met or exceeded; and 223,300 shares of restricted stock which will vest three years from date of grant); Mr. Hay, 10,000; Ms. Hofer, 26,477; Mr. Kiernan, 2,021; Mr. Krueger, none; Mr. Reichert, 1,000; Ms. Rice, 3,000; Mr. Rock, none; Mr. Teplin, none; and Mr. Wallace, none.
[2]	The term "Stock Units" represents, in the case of Mr. Bohannon, stock units held under the Deferred Compensation Plan for executives and, in the case of all other directors, stock units held under the Deferred Compensation Plan for directors. Stock units are subject to market risk in the same manner as common stock because they have a value equal to the market price of our common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers, directors and beneficial owners of more than 10% of the Corporation's common stock to file initial reports of ownership and reports of changes in ownership of the Corporation's common stock with the SEC and the New York Stock Exchange. Such executive officers, directors and beneficial owners are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. As a matter of practice, the Corporation's administrative staff assists the Corporation's executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and filing such reports with the SEC and the New York Stock Exchange. Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the Corporation's executive officers and directors, the Corporation believes that all executive officers, directors and beneficial owners complied with the Section 16(a) reporting requirements in 2002, with the exception of one amended report filed by Mr. Milne with regard to a purchase of nine shares as part of a small shareholder buy-back program.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below provides certain information regarding those persons known by the Corporation to be the beneficial owners of more than 5% of the Corporation's outstanding common stock.
Certain Beneficial Owners	Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
	FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	7,448,052[1]	8.455%

[1]	The ownership information set forth herein is based on material contained in a Schedule 13G/A, dated February 14, 2003, filed with the SEC. FMR Corp. has sole voting power for 123,945 shares and sole dispositive power for all shares owned.

The following Audit Committee Report, Human Resources Committee Report and Stockholder Return Performance Graph will not be incorporated by reference into any present or future filings we make with the Securities and Exchange Commission, even if those reports incorporate all or any part of this proxy statement.

AUDIT COMMITTEE REPORT

The Committee	The Audit Committee of the Board is comprised solely of independent directors and was appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the independent auditor's qualifications and independence, (3) the performance of the Corporation's internal audit function and independent auditors, and (4) the compliance by the Corporation with legal and regulatory requirements.
A copy of the charter of the Audit Committee is attached as Appendix A.
Committee Meetings and Responsibilities
The committee met six times in 2002. Committee members are also available to consult with management and with the Corporation's independent auditors throughout the year. The committee regularly meets in general and private sessions with management of the Corporation and with the Corporation's internal and outside independent auditors. The committee receives and discusses their reports and encourages open and detailed discussion of all matters related to responsibilities of the committee.
Financial Statements Recommendation
The committee recommended that the audited financial statements of the Corporation for 2002 be included in the Corporation's annual report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2003. A copy of that report is included with your proxy materials. In connection with its recommendation, the committee did the following:
• Reviewed and discussed the audited financial statements of the Corporation with management.

•	Discussed with the independent auditors of the Corporation matters required to be discussed by generally accepted auditing standards, including standards set forth in Statement on Auditing Standards No. 61. That statement requires that the independent auditor communicate to the committee matters related to the conduct of the audit such as the quality of earnings; estimates, reserves and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments whether or not recorded.
•
Received written disclosures from the independent auditors regarding their independence as required by Independence Standards Board Standard No. 1, and discussed with the auditors the auditor's independence.

A report of the Corporation's management concerning management responsibility for financial reporting, and the report and opinion of Deloitte & Touche LLP, the Corporation's independent auditors, are included in the Corporation's Annual Report on Form 10-K and should be read in conjunction with the audited financial statements of the Corporation.

AUDIT COMMITTEE Donald E. Kiernan, Chairman Judith K. Hofer Jack F. Reichert Douglas L. Rock

HUMAN RESOURCES COMMITTEE REPORT

The Committee	The Human Resources Committee of the Board is comprised solely of independent directors. The committee oversees development and implementation of an executive compensation strategy designed to enhance profitability and stockholder value. Advice and assistance from independent compensation consultants is obtained regularly in connection with various matters.
Overall Objectives	Our compensation program is designed to align the financial interests of our executives and key employees with the financial interests of our stockholders. Specific objectives are to:
	•	Provide a competitive compensation package including a significant "at risk" component designed to reward extraordinary performance.
	•	Attract and retain the best available talent.
	•	Motivate executives and key employees to strive to achieve the Corporation's long-term and short-term business goals, thereby enhancing stockholder value.
•
Encourage executives and key employees to participate in the risks of ownership through investment in the Corporation's common stock or through acquisition of stock units pursuant to the Corporation's Deferred Compensation Plan.

Managing Compensation
We conduct an in-depth review of the Corporation's executive compensation program each year. Our review is based in part on a comprehensive study by a nationally known independent consulting firm. Their study helps us to assess the effectiveness of our compensation program and also provides a comparison relative to compensation practices and costs typical among a group of companies in comparable industries among which the Corporation competes for executive talent.
Our executive compensation program focuses on performance and is designed to relate incentive compensation directly to performance.
Components of Compensation	Total compensation for our executive officers includes:
• Base salary.
• Annual and long-term incentives.
• Benefits and perquisites.
Base Salary
We evaluate base salaries of executive officers every year. The evaluation is based on the individual's performance during the prior period and independent compensation surveys of comparator companies.
Annual Incentives
Executive officers are eligible for an annual cash bonus based on achieving corporate and operating company performance targets established at the beginning of each year. Awards reflect the extent to which targets for the following performance goals are met or exceeded:
•
Corporate level: Revenue, income per share from continuing operations, return on capital, free cash flow, and other specified performance measurements including balance sheet and liability management, strategic positioning, effective portfolio management, corporate center cost control, and effective support of operating companies.
•
Operating company level: Revenue, operating income, pre-tax income (taxable equivalent adjusted), return on capital, free cash flow, and other specified performance measurements including growth in specified business areas, reduction in certain costs and achievement of various strategic objectives.

Return on capital for corporate and operating companies is calculated based on a value-added approach with emphasis on the amount of operating income generated in excess of a cost of capital charged against substantially all capital employed in the business.

Target awards are established for each executive officer as a percentage of salary. Target awards in 2002 ranged from 40% to 75% of the executive's base salary, depending on the level of responsibility. Actual bonus awards at the corporate level can range from no award to a maximum of 183.75% of target, depending on achievement of corporate goals and discretionary adjustment based on individual performance. Actual bonus awards at the operating company level can range from no award to a maximum of 178.5% of target, depending on achievement of operating company goals and discretionary adjustment based on individual performance.
Awards to executive officers may not exceed a funding limit established with respect to each executive. The limit is expressed as a percentage of the Corporation's net income.
Long-Term Incentives
Our long-term incentive plans are designed to link executive compensation to stockholder value, to encourage short-term actions consistent with achievement of long-term growth, to reward measurable performance, to retain key executives and to build stock ownership among executive officers. Long-term incentives for 2002 were provided through stock options, performance-driven restricted stock and restricted stock grants.
Stock Options
Stock options provide a long-term incentive for a broader group of our key employees. Stock options encourage and reward effective management that results in long-term financial success and increased stockholder value. In 2002, stock options were granted for a term of ten years with an exercise price equal to the average of the high and low selling price of our stock on the date of grant. As a result, the options have value only to the extent that the price of our stock increases. Half the number of options granted can be exercised after one year from the date of grant and the other half after two years from the date of grant. Options granted since 1998 contain forfeiture and non-competition provisions.
Performance-Driven Restricted Stock and Restricted Stock
Certain executive officers, including the executive officers named in the Summary Compensation Table, were also awarded performance-driven restricted stock in 2002. Performance-driven restricted stock awards are designed to focus management's attention on financial performance and value creation as measured by returns to our stockholders, and to retain the management team. Performance-driven restricted stock granted in 2001 may be earned on an accelerated basis if performance targets are met or exceeded. If targets are achieved, a portion of the award may be earned as early as three years from the date of grant. If targets are not achieved, awards will vest five years from the grant date. Performance-driven restricted stock granted in 2002 may be earned on an accelerated basis if performance targets are met at certain achievement levels. Depending upon the achievement level, awards may be earned three or four years from the date of grant. If performance targets are not achieved, one hundred percent of the grant will be forfeited.
In addition to performance-driven restricted stock awarded in 2002, restricted stock, which vests three years from the grant date, was also awarded in 2002 to a limited number of executives.

Ownership Guidelines
Stock ownership guidelines have been adopted which call for executives to own a minimum amount of stock on a direct basis, meaning stock or stock units of the Corporation which are at risk in the market and not simply held under option. The minimum required amount is based on multiples of salary ranging from one and one-half to five times an individual's annual salary, depending on salary level.
CEO Compensation
Mr. Bohannon's total compensation reflects the Corporation's performance in 2002. In light of the weak economy and the challenges posed by the September 11th tragedy, in 2002 management chose to focus its efforts on continuing to strengthen the Corporation's balance sheet by increasing cash and reducing debt. Under Mr. Bohannon's leadership in 2002, the Corporation increased its cash and corporate investments by $87 million over the prior year to $304 million. In addition, debt was reduced in 2002 from 2001 by $35 million to a total of $362 million.

Mr. Bohannon's total compensation also reflects the levels of achievement of revenue, free cash flow, balance sheet improvement, income per share, return on capital and other performance measurements set forth in incentive plans of the Corporation, which are described above, as well as the committee's assessment of his individual performance, compensation levels at comparator companies, and our belief that retention of his services is of vital importance to the Corporation and its stockholders.

Mr. Bohannon's base salary for 2002 was $900,000. His salary was not increased for 2002 due to a corporate-wide salary freeze. In addition to his annual salary, Mr. Bohannon earned a formula-driven cash bonus of $744,000 for achievement of the Corporation's financial and other targets in 2002 under the annual incentive plan.

Mr. Bohannon was granted an option to purchase 100,000 shares of common stock in 2002, as shown in the Stock Option Grants Table. He was also granted 90,000 shares of performance-driven restricted stock and 50,000 shares of restricted stock. Descriptions of these incentive plans are described above.
CEO Employment Agreement	The Corporation entered into an employment agreement with Mr. Bohannon in 1998. Terms and provisions of the agreement are generally described on page 19.

Limit on Deductibility of Certain Compensation
Section 162(m) of the Internal Revenue Code disallows a corporate income tax deduction on compensation paid to an executive officer named in the Summary Compensation Table that exceeds one million dollars during the tax year, subject to certain permitted exceptions. To the extent compensation is based upon attaining performance goals set by the committee, the compensation is not included in computation of the limit. The committee intends, to the extent possible and where it believes it is in the best interest of the Corporation and its stockholders, to qualify such compensation as tax deductible. However, it does not intend to permit the provisions of Section 162(m) to erode the effectiveness of the Corporation's overall system of compensation policies and practices. The Board submitted performance goals and certain other terms under the Viad Corp Omnibus Incentive Plan for approval at the 1997 and 2002 Annual Meetings of Stockholders, as required to allow certain of the compensation payable under such plan to be eligible for deduction.
Conclusion
We believe that our executive compensation program focuses the Corporation's senior management on building profitability and stockholder value. Base salaries and incentive grants are competitive with those offered at comparator companies, and a significant portion of executive compensation is linked directly to individual and corporate performance and to our stock price performance, cash flow and balance sheet improvement.

In 2002, as in previous years, a majority of the Corporation's executive compensation was at risk and dependent on performance. We will continue to link executive compensation to corporate performance and enhancement of stockholder value.
HUMAN RESOURCES COMMITTEE Jess Hay, Chairman Judith K. Hofer Donald E. Kiernan Linda Johnson Rice Timothy R. Wallace

STOCKHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing, for the five-year period ended December 31, 2002, the yearly percentage change in the cumulative total stockholder return on the Corporation's common stock to the cumulative total return of the Standard & Poor's MidCap 400 Stock Index, the Commercial and Consumer Services Index, and the Standard and Poor's 500 Stock Index.

Comparison of Five-Year Cumulative Total Return1

	1997	1998	1999	2000	2001	2002
Viad Corp	100.0	159.2	147.8	123.8	129.4	124.0
S&P MidCap 400	100.0	119.1	136.6	160.4	159.0	136.4
Commercial & Consumer Services	100.0	117.7	96.6	128.3	121.9	106.5
S&P 500	100.0	128.5	155.5	141.4	124.6	97.2

[1]
We have included the S&P 500 Stock Index this year because it is a widely followed index. We also continue to include the same two comparable indices used in prior years. The performance comparison assumes $100 was invested on the last trading day of 1997 and all dividends were reinvested.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table summarizes the compensation paid in 2000, 2001 and 2002 to the Chairman, President and Chief Executive Officer and each of the four other most highly compensated executive officers of the Corporation, based on 2002 salary and bonus.

SUMMARY COMPENSATION TABLE

	ANNUAL COMPENSATION						LONG-TERM COMPENSATION
							Awards		Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($)[1]	Restricted Stock Awards ($)[2]	Securities Underlying Options (#)	Long-Term Incentive Payouts ($)[3]		All Other Compensation ($)[4]
Robert H. Bohannon Chairman, President and CEO	2002 2001 2000	900,000 868,750 850,000	(5)	744,000 350,000 —		8,092 13,394 16,112	1,394,000 3,641,675 —	100,000 276,700 120,000	— 549,890 1,794,300		27,000 281,058 30,000
Paul B. Dykstra President and CEO, GES Exposition Services	2002 2001 2000	332,981 303,375 295,299		297,200 50,000 —		— 3,448 118,628	209,100 365,900 —	27,400 50,500 17,100	— 29,600 70,300	(6) (6)	8,024 6,158 5,742
Kimbra A. Fracalossi[7] President and CEO, Exhibitgroup/Giltspur	2002 2001 2000	353,000 313,750 214,217		194,500 83,700 —	(8)	— 4,925 11,186	278,800 642,700 —	36,600 99,250 12,000	— 41,300 —		10,590 134,411 8,569
Philip W. Milne President and CEO, Travelers Express Company	2002 2001 2000	400,001 374,926 313,834		100,000 — 253,400	(9)	8,143 7,052 9,465	209,100 682,500 —	45,700 104,700 25,000	— 298,178 392,000		6,000 5,100 5,100
Scott E. Sayre Vice President-General Counsel and Secretary	2002 2001 2000	267,000 257,188 201,583		132,400 32,500 —		5,946 8,077 83	139,400 331,250 —	18,300 40,625 8,400	— 27,500 —		8,010 87,715 8,063

[1]	Amounts shown represent reimbursement to executives for payment of taxes on certain items; and in the case of Mr. Dykstra, amount includes $76,400 of relocation expenses in 2000.
[2]	Amounts shown represent the fair value, based on closing prices, of our common stock on the grant dates of restricted stock awards. Dividends are paid on restricted stock at the same rate as paid to other stockholders. On December 31, 2002, the named executives held shares of performance-driven restricted stock and restricted stock having aggregate values as follows: Mr. Bohannon, 303,300 shares valued at $6,778,755; Mr. Dykstra, 37,700 shares valued at $842,595; Ms. Fracalossi, 57,500 shares valued at $1,285,125; Mr. Milne, 60,400 shares valued at $1,349,940; and Mr. Sayre, 29,200 shares valued at $652,620.
[3]	In 2002, no long-term incentive payouts occurred. Long-term incentive payouts in 2001 included payments under the Performance Unit Incentive Plan for the 1999-2001 performance period and vesting of shares granted in 1998 under the Performance-Based Stock Plan. Long-term incentive payouts in 2000 included payments under the Performance Unit Incentive Plan for the 1998-2000 performance period and vesting of shares granted in 1997 under the Performance-Based Stock Plan.
[4]	Amounts represent matching contributions under the 401(k) Plan and the Supplemental 401(k) Plan. In addition, special cash awards of $255,000 to Mr. Bohannon, $125,000 to Ms. Fracalossi, and $80,000 to Mr. Sayre were paid in February 2001 for outstanding results and performance in prior years.
[5]	Employment agreement dated April 1, 1998 provides for an annual base salary of $900,000, effective April 1, 2001. Mr. Bohannon's salary compensation in 2001 reflects a voluntary salary reduction in the fourth quarter in response to the economic softening which followed the September 11th tragedy. Mr. Bohannon's salary was not increased in 2002 due to a corporate-wide salary freeze.
[6]	Mr. Dykstra's long-term incentive payments relate to the period of time he served as an executive of Travelers Express Company, Inc., a payment services subsidiary.
[7]	Ms. Fracalossi was appointed President and Chief Executive Officer of Exhibitgroup/Giltspur on June 28, 2002. Prior to taking office, she was Chief Financial Officer of the Corporation.
[8]	Ms. Fracalossi's bonus award for 2002 relates to performance at the corporate level as Chief Financial Officer, rather than Exhibitgroup/Giltspur performance.
[9]	Mr. Milne received a special award in recognition of his achievements in 2002, including Travelers Express Company, Inc. having its tenth consecutive year of record earnings.

STOCK OPTION GRANTS

The following table provides information on stock option grants in 2002 to the executive officers named in the Summary Compensation Table. The amounts shown as potential realizable values are presented for illustrative purposes only. They are calculated based solely on arbitrarily assumed rates of appreciation required by the SEC. The ultimate value of the options depends on the future performance of our common stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in the table will be achieved.

Assuming an annual stock price appreciation of 5% and 10% from the grant date through the 10-year term of the option, the amounts shown as potential realizable values would result in an increase in the stock price of $17.18 and $43.53 per share, respectively, for the March 26, 2002 grant. The amounts shown as potential realizable values for all stockholders represent the corresponding increase in the aggregate market value of outstanding shares of common stock held by all our stockholders on March 26, 2002. The aggregate price appreciation for all of our stockholders would total approximately $1.482 billion and $3.755 billion, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted[1]	% of Total Options Granted to Employees in Fiscal Year
			Exercise Price ($/Share)[1]	Expiration Date
Name					5%($)	10%($)
Robert H. Bohannon	100,000	9.24%	27.32	3/26/2012	1,717,826	4,353,308
Paul B. Dykstra	27,400	2.53%	27.32	3/26/2012	470,684	1,192,806
Kimbra A. Fracalossi	36,600	3.38%	27.32	3/26/2012	628,724	1,593,311
Philip W. Milne	45,700	4.22%	27.32	3/26/2012	785,046	1,989,462
Scott E. Sayre	18,300	1.69%	27.32	3/26/2012	314,362	796,655
All Stockholders' Stock Price Appreciation	N/A	N/A	N/A	N/A	1.482 billion	3.755 billion

[1]	The option exercise price is the average of the high and low selling prices of our common stock on the New York Stock Exchange on the respective grant dates. Fifty percent of options become exercisable one year after grant and the balance two years after grant. The options are subject to forfeiture and non-competition provisions. Each option contains the right to surrender the option for cash during certain tender offers. The exercise price may be paid by delivery of already owned shares, and tax withholding obligations resulting from the exercise may be paid by surrendering a portion of the shares being acquired, subject to certain conditions.

AGGREGATED STOCK OPTION EXERCISES AND VALUES

The following table lists the number of shares acquired and the value realized as a result of option exercises during 2002 by the executive officers listed in the Summary Compensation Table. The amounts listed in the column relating to the value of unexercised options, unlike the amounts set forth in the column headed "Value Realized," have not been, and might never be, realized. The underlying options might not be exercised; and actual gains on exercise, if any, will depend on the value of our common stock on the dates of exercise. There can be no assurance that these values will be realized.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable		Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/Unexercisable[1]
Robert H. Bohannon	None	None	659,820	238,350	1,812,047	78,496
Paul B. Dykstra	2,146	27,360	72,750	52,650	121,442	26,400
Kimbra A. Fracalossi	None	None	69,925	86,225	61,600	61,600
Philip W. Milne	None	None	150,518	98,050	343,689	52,800
Scott E. Sayre	None	None	68,133	38,612	228,066	23,760

[1]	The closing price of the Corporation's common stock on December 31, 2002 was $22.35. The information shown reflects options accumulated over periods of up to ten years.

LONG-TERM INCENTIVE PLAN GRANTS AND ESTIMATED PAYOUTS

The following table provides information on performance-driven restricted stock grants made in 2002 to each of the executive officers named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts Under Non-Stock Based Plans (Number of Shares)
		Performance Period Until Payout[1]
	Number of Shares
Name			Threshold	Target	Maximum
Robert H. Bohannon	90,000	4 years	N/A	N/A	N/A
Paul B. Dykstra	13,800	4 years	N/A	N/A	N/A
Kimbra A. Fracalossi	18,300	4 years	N/A	N/A	N/A
Philip W. Milne	22,900	4 years	N/A	N/A	N/A
Scott E. Sayre	9,200	4 years	N/A	N/A	N/A

[1]	Performance-driven restricted stock granted in 2002 may be earned in three or four years from the date of the grant, depending upon the achievement level of certain performance targets. If performance targets are not achieved, 100 percent of the grant will be forfeited. Dividends are paid on performance-driven restricted stock at the same rate as paid to all stockholders.

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS

Employment Agreement	Mr. Bohannon is employed pursuant to an employment agreement dated April 1, 1998. The three-year term of his agreement is automatically renewed each year.

The agreement provides for a current annual salary of $900,000, subject to adjustment by action of the Human Resources Committee and Board. The agreement also provides that Mr. Bohannon is entitled to participate in all incentive compensation and other fringe benefit programs offered to other executive officers. Payment of awards under the incentive compensation plans is subject to the sole discretion of the Human Resources Committee.

The agreement may be terminated by the Corporation for cause or at the discretion of the Board. Mr. Bohannon may also terminate the agreement upon at least 180 days' advance written notice. Severance obligations of the Corporation vary depending on the circumstances of termination. Mr. Bohannon has agreed not to compete with the Corporation for a three-year period following termination of his employment.
Severance Agreements
The Corporation has entered into an executive severance agreement with Mr. Bohannon. The agreement provides that if his employment terminates for any reason (other than because of death, disability, or normal retirement) within 18 months after a change in control of the Corporation, he will receive severance compensation. The maximum amount the agreement provides for consists of a lump sum payment of three times his highest yearly salary, incentive plan payments and/or awards and fringe benefits. The agreement also provides a tax gross-up feature, so that he does not have to pay excise taxes imposed by the Internal Revenue Code on payments made pursuant to the agreement. Payments are reduced by other severance benefits paid by the Corporation, but would not be offset by any other amounts. For pension purposes, Mr. Bohannon will also be credited with additional years of service equal to the number of years needed to attain 20 years of service.

The Corporation has also entered into an executive severance agreement with the other executive officers named in the Summary Compensation Table. The agreements provide benefits similar to those in the agreement described above, except that if employment terminates involuntarily or they leave for good reason (as defined in such agreements) they would receive three times their yearly salary, incentive plan payments and/or awards and fringe benefits, and if employment terminates because they leave voluntarily during the 30-day period following the first anniversary of the change in control, they would receive two times such compensation.

PENSION PLANS

The following table shows estimated annual retirement benefits payable to covered participants for the years of service and compensation level indicated. It assumes retirement at age 65. The benefits are paid under the Viad Corp Retirement Income Plan, applicable schedules of the Supplemental Pension Plan, and certain supplemental pension plans sponsored by subsidiaries of the Corporation. The compensation covered by these plans is annual salary and annual bonus (one-half of annual bonus in the case of certain executive officers), as reported in the Summary Compensation Table. Actual benefits will be calculated on the basis of the average of a participant's last five years of covered compensation prior to retirement; however, in some cases the average of a participant's highest five years of annual bonus will be included in covered compensation.

PENSION PLAN TABLE1, 2

	Years of Service[3]
Remuneration
	10 Years	15 Years	20 Years	25 Years	30 Years
$200,000	$31,831	$47,746	$63,661	$79,576	$95,492
$250,000	$40,331	$60,496	$80,661	$100,826	$120,992
$300,000	$48,831	$73,246	$97,661	$122,076	$146,492
$400,000	$65,831	$98,746	$131,661	$164,576	$197,492
$500,000	$82,831	$124,246	$165,661	$207,076	$248,492
$600,000	$99,831	$149,746	$199,661	$249,576	$299,492
$750,000	$125,331	$187,996	$250,661	$313,326	$375,992
$1,000,000	$167,831	$251,746	$335,661	$419,576	$503,492
$1,250,000	$210,331	$315,496	$420,661	$525,826	$630,992
$1,500,000	$252,831	$379,246	$505,661	$632,076	$758,492
$1,750,000	$295,331	$442,996	$590,661	$738,326	$885,992
$2,000,000	$337,831	$506,746	$675,661	$844,576	$1,013,492
$2,250,000	$380,331	$570,496	$760,661	$950,826	$1,140,992
$2,500,000	$422,831	$634,246	$845,661	$1,057,076	$1,268,492
$2,750,000	$465,331	$697,996	$930,661	$1,163,326	$1,395,992

[1]	The Internal Revenue Code (Code) and the Employee Retirement Income Security Act (ERISA) limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Code and ERISA, we have supplemental plans which authorize the payment of benefits calculated under provisions of the retirement plan which may be above the limits permitted under the Code and ERISA for those executives entitled to participate in the supplemental plans.
[2]	Benefits are computed on a single-life annuity basis. The amounts shown are before any adjustment for joint and survivorship provisions, which would reduce, in some cases, the amounts shown in the table.
[3]	Ms. Fracalossi and Messrs. Bohannon, Dykstra, Milne, and Sayre have 8 years, 10 years, 19 years, 12 years, and 23 years of credited service, respectively.

Mr. Bohannon will receive pension benefits equal to 30% of average covered compensation if he retires at age 58; 50% of average covered compensation if he retires at age 60; and 60% of average covered compensation if he retires at age 65, with retirement benefits to be calculated on a pro rata basis if he retires at age 59 or between the ages of 60 and 65. At March 14, 2003, the estimated annual benefit payable to him upon his retirement at age 65 is $1,228,000.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

The following directors served on the Human Resources Committee during all of 2002: Mr. Hay, Chairman; Mmes. Hofer and Rice; and Mr. Wallace. Mr. Kiernan was elected as a member of the committee in August 2002. None of these directors is or has been an officer or employee of the Corporation or any of its subsidiaries or has had any other relationship with the Corporation or any of its subsidiaries requiring disclosure under the applicable rules of the SEC.

PRINCIPAL ACCOUNTING FIRM FEES

The following disclosures, including the fee categories, two-year comparison, and calculation of fees, reflect the recently adopted rules of the SEC concerning external auditor independence and fees for auditor services.
Audit Fees
The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audits of the Corporation's financial statements for the fiscal years ended December 31, 2002 and 2001, and for review of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for those fiscal years were $1,661,000 and $1,506,000, respectively.
Audit-Related Fees
The aggregate fees billed by Deloitte for services rendered to the Corporation for audit-related services for the fiscal years ended December 31, 2002 and 2001 were $254,000 and $253,000, respectively. Audit-related fees generally include fees for separate audits of employee benefit plans, and fees for consultation on specific transactions and financial accounting and reporting standards.
Tax Fees
The aggregate fees billed by Deloitte for services rendered to the Corporation for tax services for the fiscal years ended December 31, 2002 and 2001 were $238,000 and $305,000, respectively. Tax fees generally include fees for corporate tax planning, consultation and compliance.
All Other Fees
The aggregate fees billed by Deloitte for all other services rendered to the Corporation for the fiscal years ended December 31, 2002 and 2001 were $50,000 and $70,000, respectively. All other fees generally include fees for consultation regarding computer system controls and human capital consultations. No services were performed related to financial information systems design and implementation for the fiscal years ended December 31, 2002 and 2001.
Non-Audit Services	The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by Deloitte is compatible with maintaining auditor independence.

SELECTION OF INDEPENDENT AUDITORS

The following resolution concerning the appointment of independent auditors will be offered at the meeting:
RESOLVED, that the appointment of Deloitte & Touche LLP to audit the accounts of the Corporation and its subsidiaries for the fiscal year 2003 is hereby ratified and approved.

Deloitte & Touche LLP has audited our accounts and those of our subsidiaries for many years. The Board appointed them as our independent auditors for 2003, upon recommendation of our Audit Committee. The Corporation anticipates that a representative of Deloitte & Touche LLP will attend the meeting, respond to appropriate questions, and be afforded the opportunity to make a statement.
The Board recommends that you vote "FOR" the approval of the appointment of Deloitte & Touche LLP as the Corporation's independent auditors for 2003.

VOTING PROCEDURES/REVOKING YOUR PROXY

Voting Procedures	Directors must receive a plurality of the shares present and voting in person or by proxy, in order to be elected. A plurality means receiving the largest number of votes, regardless of whether that is a majority. All matters other than the election of directors submitted to you at the meeting will be decided by a majority of the votes cast on the matter, except as otherwise provided by law or our Certificate of Incorporation or Bylaws. You may not cumulate votes.

Stockholders who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Stockholders and brokers returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a quorum, plurality or majority for that proposition.

If you are a participant in a 401(k) plan of the Corporation or one of its subsidiaries and/or the Viad Corp Employees' Stock Ownership Plan Trust (ESOP Plan), your proxy will serve as a voting instruction to the respective Trustee. In a 401(k) plan or in the ESOP Plan, if no voting instructions are received from a participant, the Trustees will vote those shares in accordance with the majority of shares voted in such Plans for which instructions were received or in the discretion of such Trustees as their fiduciary duty may require.

Your proxy will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned signed proxy will be voted as noted on the first page of this proxy statement.
Proxy Revocation	Proxies may be revoked if you:
• Deliver a signed, written revocation letter, dated later than the proxy, to Scott E. Sayre, Vice President-General Counsel and Secretary, at our Phoenix address first listed above.
• Deliver a signed proxy, dated later than the first one, to Viad Corp; c/o Shareowner Services; P.O. Box 64873; St. Paul, Minnesota 55164-0873.
• Attend the meeting and vote in person rather than by proxy. Your attendance at the meeting will not revoke your proxy unless you choose to vote in person.

Solicitation of Proxies
The cost of solicitation will be borne by the Corporation. Solicitation of proxies will be made primarily through the use of the mails, but regular employees of the Corporation may solicit proxies personally, by telephone or otherwise. The Corporation has retained Wells Fargo Bank Minnesota, N.A. to assist it in connection with the solicitation at an estimated fee of $1,500, plus out-of-pocket expenses. The Corporation will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.

SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER INFORMATION

From time to time stockholders present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy for consideration at the Annual Meeting of Stockholders. To be considered in the proxy statement or at an annual or special meeting, proposals must be submitted on a timely basis, in addition to meeting other legal requirements. The Corporation must receive proposals for the 2004 Annual Meeting of Stockholders no later than December 2, 2003, for possible inclusion in the proxy statement, or between January 13 and February 12, 2004, for possible consideration at the meeting, which is expected to be held on Tuesday, May 11, 2004. Proposals or related questions should be directed in writing to the undersigned.

OTHER BUSINESS

The Board of Directors knows of no other matters to be brought before the meeting. If any other business should properly come before the meeting, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

A copy of the Corporation's 2002 Annual Report filed with the Securities and Exchange Commission is enclosed herewith. You may also obtain our other SEC filings and certain other information concerning the Corporation through the Internet at www.sec.gov and www.viad.com, respectively.
By Order of the Board of Directors
SCOTT E. SAYRE Vice President-General Counsel And Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

Appendix A

CHARTER OF AUDIT COMMITTEE
VIAD CORP

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the independent auditor's qualifications and independence, (3) the performance of the Corporation's internal audit function and independent auditors, and (4) the compliance by the Corporation with legal and regulatory requirements.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Corporation's annual proxy statement.

Committee Membership

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements, including financial literacy, of the New York Stock Exchange, the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. At least one member of the Audit Committee shall be an "audit committee financial expert" as defined by the Commission. The Corporation shall make such determinations and disclosures with respect to the members of the Audit Committee as are required by law or stock exchange regulation.

Members of the Audit Committee should evaluate carefully the existing demands on their time before agreeing to serve on additional public company boards, and should advise the Chairman of the Board and the Chairman of the Corporate Governance and Nominating Committee in advance of accepting an invitation to serve on another public company board.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Corporate Governance and Nominating Committee. Audit Committee members may be replaced by the Board following a vote of the independent directors.

Meetings

The Audit Committee shall meet as often as it determines, but not less frequently than four times per year. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report.

The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Corporation shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

1.
Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Corporation's Form 10-K.

2.
Review and discuss with management and the independent auditor the Corporation's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements and disclosures made in management's discussion and analysis.

3.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements, including any significant changes in the Corporation's selection or application of accounting principles, any major issues as to the adequacy of the Corporation's internal controls and any special steps adopted in light of material control deficiencies.

4.
Review and discuss quarterly with the independent auditors:

(a)
All critical accounting policies and practices to be used.

(b)
All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(c)
Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

5.
Discuss with management and the independent auditor the Corporation's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, and discuss with management the Corporation's financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

6.
Discuss with management and the independent auditor the effect of regulatory and accounting initiatives and any off-balance sheet structures, and the independent auditor's views on the Corporation's accounting principles and the underlying management estimates for significant accruals and reserves reflected in the Corporation's financial statements.

7.
Discuss with management the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Corporation's risk assessment and risk management policies.

8.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

9.
Review disclosures made to the Audit Committee by the Corporation's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation's internal controls.

Oversight of the Corporation's Relationship with the Independent Auditor

10.
Review and evaluate the lead partner of the independent auditor team.

11.
Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Corporation. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

12.
Ensure the rotation of the engagement team to the extent required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

13.
Establish policies for the Corporation's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Corporation.

14.
Discuss with the independent auditor all issues on which the auditor's national office was consulted, all material accounting issues on which the auditor consulted with any individual or a group not a part of the engagement team, and matters of audit quality and consistency.

15.
Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

Oversight of the Corporation's Internal Audit Function

16.
Review any process of appointment and/or replacement of the senior internal auditing executive.

17.
Discuss with the senior internal auditing executive, as well as the independent auditor and management, the responsibilities, budget, staffing, planned scope of work and performance of the internal audit department.

18.
Review the report of the internal auditing department activities.

Compliance Oversight Responsibilities

19.
Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated (relating to auditor disclosure to the Audit Committee of corporate fraud or other illegal acts).

20.
Review with management, including the Corporation's General Counsel and the Corporation's senior internal auditing executive, and with the independent auditor, the status of the Corporation's subsidiaries or operating companies' conformity with applicable legal requirements and the Corporation's compliance program.

21.
Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's compliance program.

22.
Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

23.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Corporation's financial statements or accounting policies.

24.
Discuss with the Corporation's General Counsel legal matters that may have a material impact on the financial statements or the Corporation's compliance policies.

Limitation of Audit Committee's Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

☐	COMPANY #
CONTROL #

There are two ways to vote your Proxy:

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 11 a.m. Central Time on Monday, May 12, 2003.

•
You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (which are located above) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN, please enter 4 zeros.

•
Follow the simple instructions the Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Viad Corp, c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone, please do not mail your Proxy Card.

* Please detach here *

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

1.	Election of directors:	01 Robert H. Bohannon 02 Donald E. Kiernan 03 Douglas L. Rock	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of appointment of Deloitte & Touche LLP as independent auditors for 2003.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below:	☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appear on this Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

VIAD CORP

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 13, 2003
9:00 a.m. Mountain Standard Time

The Ritz-Carlton Phoenix — Ballroom
2401 East Camelback Road
Phoenix, Arizona

VIAD CORP	proxy

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on May 13, 2003.

The shares of stock you hold in your account will be voted as you specify.

If no choice is specified, the proxy will be voted "FOR" Proposals 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Jess Hay and Jack F. Reichert, and each of them, as attorneys and proxies, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

It is important that you vote, sign and return your proxy as soon as possible, whether or not you plan on attending the meeting.

See reverse for voting instructions.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS PROXY STATEMENT
ELECTION OF DIRECTORS
DIRECTOR NOMINEES
DIRECTORS CONTINUING IN OFFICE
GOVERNANCE OF THE CORPORATION
COMPENSATION OF DIRECTORS
MANAGEMENT STOCK OWNERSHIP
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AUDIT COMMITTEE REPORT
HUMAN RESOURCES COMMITTEE REPORT
STOCKHOLDER RETURN PERFORMANCE GRAPH
EXECUTIVE COMPENSATION AND OTHER INFORMATION
STOCK OPTION GRANTS
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED STOCK OPTION EXERCISES AND VALUES
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
LONG-TERM INCENTIVE PLAN GRANTS AND ESTIMATED PAYOUTS
LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS
PENSION PLANS
PENSION PLAN TABLE1, 2
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PRINCIPAL ACCOUNTING FIRM FEES
SELECTION OF INDEPENDENT AUDITORS
VOTING PROCEDURES/REVOKING YOUR PROXY
SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER INFORMATION
OTHER BUSINESS
PLEASE VOTE — YOUR VOTE IS IMPORTANT